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                                                                   EXHIBIT 23(a)



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to Registration Statement No. 333-49201 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 333-04133 on Form S-3 and the related Prospectus of Lincoln National Corporation for the registration of up to $825,000,000 aggregate public offering price of unsecured senior debt securities, unsecured junior subordinated debt securities, preferred stock, common stock, warrants, stock purchase contracts, stock purchase units or a combination thereof and to the incorporation by reference therein of our report dated February 5, 1998, with respect to the consolidated financial statements and schedules of Lincoln National Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP


Fort Wayne, Indiana


December 17, 1998